Exhibit 99.1

ROEN Menlo Park | *Menlo Park, CA*

EARNINGS RELEASE & SUPPLEMENTAL DATA

FIRST QUARTER 2025

ESSEX

PROPERTY TRUST, INC.

FIRST QUARTER 2025 EARNINGS RELEASE & SUPPLEMENTAL DATA Beaumont Woodinville, WA

First Quarter 2025
Earnings Release and Supplemental Data

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces First Quarter 2025 Results
San Mateo, California—April 29, 2025—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its first quarter 2025 earnings results and related business activities.
Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three-month period ended March 31, 2025 are detailed below.

	Three Months Ended March 31,		%
	2025	2024	Change
Per Diluted Share
Net Income	$3.16	$4.25	-25.6%
Total FFO	$3.97	$4.60	-13.7%
Core FFO	$3.97	$3.83	3.7%

First Quarter 2025 Highlights:
•
Reported Net Income per diluted share for the first quarter of 2025 of $3.16, compared to $4.25 in the first quarter of 2024. The decrease is largely attributable to gains on remeasurement of co-investments and gains on legal settlements recognized in the first quarter of 2024.

•
Grew Core FFO per diluted share by 3.7% compared to the first quarter of 2024, exceeding the midpoint of the Company’s guidance range by $0.05. The outperformance was primarily driven by favorable same-property revenue growth, co-investment income, and interest expense.

•
Achieved same-property revenue and net operating income (“NOI”) growth of 3.4% and 3.3%, respectively, compared to the first quarter of 2024. On a sequential basis, same-property revenues and NOI improved 1.6% and 0.9%, respectively.

•	Acquired three apartment home communities located in Northern California for a total contract price of $345.4 million.

•	Disposed of a 53-year-old apartment home community located in Southern California for a contract price of $127.0 million.

•	Issued $400.0 million of 10-year senior unsecured notes due in April 2035 bearing an interest rate of 5.375% per annum and an effective yield of 5.48%.

•	Increased the dividend by 4.9% to an annual distribution of $10.28 per common share, the Company’s 31st consecutive annual increase.

•	Reaffirmed the full-year guidance ranges for Core FFO per diluted share, same-property revenues, expenses, and NOI.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations
Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenues on a year-over-year and sequential basis for the three-month period ended March 31, 2025:
	Revenue Change
	Q1 2025 vs. Q1 2024	Q1 2025 vs. Q4 2024	% of Total Q1 2025 Revenues
Southern California
Los Angeles County	4.1%	2.6%	18.5%
Orange County	3.6%	1.5%	9.1%
San Diego County	2.8%	0.0%	9.2%
Ventura County	5.2%	1.7%	4.4%
Total Southern California	3.8%	1.7%	41.2%
Northern California
Santa Clara County	3.3%	1.8%	19.9%
Alameda County	2.4%	0.8%	7.8%
San Mateo County	5.2%	2.7%	4.6%
Contra Costa County	3.1%	1.6%	5.5%
San Francisco	6.6%	1.8%	3.1%
Total Northern California	3.6%	1.7%	40.9%
Seattle Metro	2.3%	1.0%	17.9%
Same-Property Portfolio	3.4%	1.6%	100.0%

The table below illustrates the components that drove the change in same-property revenues on a year-over-year and sequential basis for the three-month period ended March 31, 2025:
Same-Property Revenue Components	Q1 2025 vs. Q1 2024	Q1 2025 vs. Q4 2024
Scheduled Rents	2.1%	0.3%
Delinquency(1)	0.7%	0.7%
Cash Concessions	0.2%	0.3%
Vacancy	-0.1%	0.4%
Other Income	0.5%	-0.1%
Q1 2025 Same-Property Revenue Growth	3.4%	1.6%

(1)	Same-Property delinquency as a percentage of scheduled rent was 0.5% in the first quarter of 2025 as compared to 1.3% in both the first and fourth quarters of 2024.

	Year-Over-Year Change
	Q1 2025 compared to Q1 2024
	Revenues	Operating Expenses	NOI
Southern California	3.8%	4.1%	3.7%
Northern California	3.6%	1.9%	4.3%
Seattle Metro	2.3%	7.7%	0.0%
Same-Property Portfolio	3.4%	3.8%	3.3%

	Sequential Change
	Q1 2025 compared to Q4 2024
	Revenues	Operating Expenses	NOI
Southern California	1.7%	2.3%	1.4%
Northern California	1.7%	2.3%	1.5%
Seattle Metro	1.0%	6.7%	-1.4%
Same-Property Portfolio	1.6%	3.1%	0.9%

	Financial Occupancies
	Quarter Ended
	3/31/2025	12/31/2024	3/31/2024
Southern California	95.8%	95.6%	96.1%
Northern California	96.8%	96.2%	96.2%
Seattle Metro	96.3%	96.2%	97.0%
Same-Property Portfolio	96.3%	95.9%	96.3%

Investment Activity
Acquisitions
In the first quarter, the Company acquired three apartment home communities comprising 619 units and located in Northern California for a total contract price of $345.4 million. Please see page S-14 of the supplemental financial information for additional details.
Dispositions
In February, the Company sold a 53-year-old, 255-unit apartment home community located in Rancho Palos Verdes, CA for a contract price of $127.0 million. Concurrent with the closing, the Company repaid a $69.6 million secured mortgage encumbering the property and recorded a $0.8 million loss on early extinguishment of debt, which has been excluded from Core FFO. The Company recorded a gain on sale of real estate of $111.0 million in the first quarter, which has been excluded from Total and Core FFO.
Subsequent to quarter end, the Company sold a 350-unit apartment home community located in Santa Ana, CA for a contract price of $239.6 million, reflecting an attractive valuation of  approximately $685,000 per unit.

Other Investments
In the first quarter, the Company assumed full managerial control of a 241-unit apartment home community located in Oakland, CA associated with a preferred equity investment. The Company consolidated the community on its financial statements based on a valuation of $95.0 million and expects this investment will be FFO neutral to the 2025 forecast.
Development Activity

In the first quarter, the Company began construction on a 543-unit apartment home community located in South San Francisco, CA. The projected total cost of the development is $311.0 million, representing an attractive basis of approximately $573,000 per unit. Please see page S-11 of the supplemental financial information for additional details.

Balance Sheet and Liquidity

Balance Sheet
In February, the Company issued $400.0 million of 10-year senior unsecured notes due in April 2035 bearing an interest rate of 5.375% per annum and an effective yield of 5.48%. The proceeds were used to repay the Company’s $500.0 million senior unsecured notes at maturity in April 2025.
Common Stock and Liquidity
In the first quarter, the Company entered into forward sale agreements to sell a total of 52,600 shares of common stock at a gross initial weighted average price of $314.06 per share. The Company has not received any proceeds from settlement and can settle these agreements at its option by September 2026. The remaining capacity under the Company’s ATM program is $900.0 million, pending the settlement of outstanding forward sales agreements. In the first quarter, the Company did not repurchase any shares through its stock repurchase plan.
As of March 31, 2025, the Company had approximately $1.4 billion in liquidity via undrawn capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.
Guidance
For the first quarter of 2025, the Company exceeded the midpoint of the guidance range provided in its fourth quarter 2024 earnings release for Core FFO by $0.05 per diluted share.
The following table provides a reconciliation of first quarter 2025 Core FFO per diluted share to the midpoint of the guidance provided in the Company’s fourth quarter 2024 earnings release.
Per Diluted Share
Guidance midpoint of Core FFO per diluted share for Q1 2025	$3.92
NOI from Consolidated Communities	0.01
FFO from Co-Investments	0.02
Interest Expense and Other	0.02
Core FFO per diluted share for Q1 2025 reported	$3.97

2025 Full-Year Guidance and Key Assumptions
Per Diluted Share	Previous Range	Current Range
Net Income	$5.79 - $6.29	$9.19 - $9.69
Total FFO	$15.56 - $16.06	$15.56 - $16.06
Core FFO	$15.56 - $16.06	$15.56 - $16.06
Q2 2025 Core FFO	N/A	$3.90 - $4.02

Same-Property Portfolio Growth(1)
Based on 49,446 Apartment Homes
Revenues	2.25% to 3.75%	2.25% to 3.75%
Operating Expenses	3.25% to 4.25%	3.25% to 4.25%
Net Operating Income	1.40% to 4.00%	1.40% to 4.00%
Q2 2025 Blended Net Effective Rate Growth	N/A	2.50% to 3.50%

Investment Assumptions
Acquisitions	$500.0M to $1.5B	$500.0M to $1.5B
Dispositions	$250.0M to $750.0M	$250.0M to $750.0M
Structured Finance Redemptions	$100.0M to $200.0M	$100.0M to $200.0M
Development Spending at Pro Rata Share	$75.0M	$75.0M
Revenue-Generating Capital Expenditures	$60.0M	$60.0M

(1)	Reflects guidance on a cash basis. On a GAAP basis, the midpoints of the Company’s same-property revenues and NOI guidance are 3.00% and 2.70%, respectively.

For additional details regarding the Company’s 2025 FFO guidance range, please see page S-15 of the supplemental financial information.
Conference Call with Management
The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, April 30, 2025 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.
A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the first quarter 2025 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13752743. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or calling (650) 655-7800.
Upcoming Events
The Company is scheduled to participate in the National Association of Real Estate Investment Trusts (“Nareit”) REITweek in New York from June 3-4, 2025. The Company’s President and Chief Executive Officer, Angela L. Kleiman, will present at the conference on June 4, 2025 at 2:45 p.m. ET. The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Corporate Profile
Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 257 apartment communities comprising over 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.
This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.
FFO Reconciliation
FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of FFO and Core FFO per diluted share for the three-month periods ended March 31, 2025 and 2024 (dollars in thousands, except for share and per share amounts):
	Three Months Ended March 31,
	2025	2024

Net income available to common stockholders	$203,110	$272,731
Adjustments:
Depreciation and amortization	151,287	139,733
Gains not included in FFO	(111,360)	(138,326)
Impairment loss from unconsolidated co-investments	-	3,726
Depreciation and amortization from unconsolidated co-investments	14,378	18,470
Noncontrolling interest related to Operating Partnership units	7,279	9,599
Depreciation attributable to third party ownership and other	(46)	(389)
Funds from operations attributable to common stockholders and unitholders	$264,648	$305,544
FFO per share-diluted	$3.97	$4.60
Expensed acquisition and investment related costs	$-	$68
Tax (benefit) expense on unconsolidated co-investments (1)	(163)	49
Realized and unrealized losses (gains) on marketable securities, net	91	(3,351)
Provision for credit losses	(3)	47
Equity income from non-core co-investments (2)	(1,716)	(5,870)
Loss on early retirement of debt	762	-
Co-investment promote income	-	(1,531)
General and administrative and other, net (3)	1,276	2,541
Insurance reimbursements, legal settlements, and other, net (4)	(361)	(42,814)
Core funds from operations attributable to common stockholders and unitholders	$264,534	$254,683
Core FFO per share-diluted	$3.97	$3.83
Weighted average number of shares outstanding diluted (5)	66,656,852	66,470,819

(1)	Represents tax related to net unrealized gains or losses on technology co-investments.
(2)	Represents the Company’s share of co-investment income or loss from technology co-investments.
(3)	Includes political advocacy costs of $0.1 million and $1.9 million for the three months ended March 31, 2025 and 2024, respectively.
(4)
During the three months ended March 31, 2024, the Company settled two lawsuits related to construction defects at two communities and received cash recoveries of $42.5 million. The Company determined that all uncertainties were resolved upon receipt of cash and recorded a gain which was excluded from Core FFO. There were no material gains from legal settlements during the three months ended March 31, 2025.

(5)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations
NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):
	Three Months Ended March 31,
	2025	2024
Earnings from operations	$257,081	$132,359
Adjustments:
Corporate-level property management expenses	12,332	11,099
Depreciation and amortization	151,287	139,733
Management and other fees from affiliates	(2,494)	(2,713)
General and administrative	16,292	17,171
Expensed acquisition and investment related costs	-	68
Gain on sale of real estate and land	(111,030)	-
NOI	323,468	297,717
Less: Non-same property NOI	(38,575)	(21,879)
Same-Property NOI	$284,893	$275,838

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s second quarter and full-year 2025 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following:   assumptions related to our second quarter and full-year 2025 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; tariffs, geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain its investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2024, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company's other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.
Definitions and Reconciliations
Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release and supplemental financial information, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information. The supplemental financial information is available on the Company's website at www.essex.com.
Contact Information
Loren Rainey
Director, Investor Relations
(650) 655-7800
lrainey@essex.com

ESSEX  PROPERTY  TRUST, INC.
Consolidated Operating Results
 (Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024

Revenues:
Rental and other property	$462,089	$424,215
Management and other fees from affiliates	2,494	2,713
	464,583	426,928

Expenses:
Property operating	138,621	126,498
Corporate-level property management expenses	12,332	11,099
Depreciation and amortization	151,287	139,733
General and administrative	16,292	17,171
Expensed acquisition and investment related costs	-	68
	318,532	294,569
Gain on sale of real estate and land	111,030	-
Earnings from operations	257,081	132,359
Interest expense, net (1)	(61,532)	(55,137)
Interest and other income	4,289	57,275
Equity income from co-investments	13,209	12,366
Tax benefit (expense) on unconsolidated co-investments	163	(49)
Loss on early retirement of debt	(762)	-
Gain on remeasurement of co-investment	330	138,326
Net income	212,778	285,140
Net income attributable to noncontrolling interest	(9,668)	(12,409)
Net income available to common stockholders	$203,110	$272,731
Net income per share - basic	$3.16	$4.25
Shares used in income per share - basic	64,314,899	64,205,086
Net income per share - diluted	$3.16	$4.25
Shares used in income per share - diluted	64,349,899	64,212,006

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended March 31,
	2025	2024

Rental and other property
Rental income	$455,860	$417,236
Other property	6,229	6,979
Rental and other property	$462,089	$424,215

Property operating expenses
Real estate taxes	$52,594	$46,920
Administrative	15,260	13,809
Maintenance and repairs	14,742	14,850
Personnel costs	26,251	24,424
Utilities	29,774	26,495
Property operating expenses	$138,621	$126,498

Interest and other income
Marketable securities and other income	$4,016	$11,175
Realized and unrealized (losses) gains on marketable securities, net	(91)	3,351
Provision for credit losses	3	(47)
Insurance reimbursements, legal settlements, and other, net	361	42,796
Interest and other income	$4,289	$57,275

Equity income from co-investments
Equity loss from co-investments	$(302)	$(3,552)
Income from preferred equity investments	11,795	12,225
Equity income from non-core co-investments	1,716	5,870
Insurance reimbursements, legal settlements, and other, net	-	18
Impairment loss from unconsolidated co-investment	-	(3,726)
Co-investment promote income	-	1,531
Equity income from co-investments	$13,209	$12,366

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$7,279	$9,599
DownREIT limited partners' distributions	2,339	2,292
Third-party ownership interest	50	518
Noncontrolling interest	$9,668	$12,409

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Consolidated Funds from Operations (1)
 (Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended March 31,
	2025	2024	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$203,110	$272,731
Adjustments:
Depreciation and amortization	151,287	139,733
Gains not included in FFO	(111,360)	(138,326)
Impairment loss from unconsolidated co-investments	-	3,726
Depreciation and amortization from unconsolidated co-investments	14,378	18,470
Noncontrolling interest related to Operating Partnership units	7,279	9,599
Depreciation attributable to third party ownership and other (2)	(46)	(389)
Funds from operations attributable to common stockholders and unitholders	$264,648	$305,544
FFO per share-diluted	$3.97	$4.60	-13.7%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$-	$68
Tax (benefit) expense on unconsolidated co-investments (3)	(163)	49
Realized and unrealized losses (gains) on marketable securities, net	91	(3,351)
Provision for credit losses	(3)	47
Equity income from non-core co-investments (4)	(1,716)	(5,870)
Loss on early retirement of debt	762	-
Co-investment promote income	-	(1,531)
General and administrative and other, net (5)	1,276	2,541
Insurance reimbursements, legal settlements, and other, net (6)	(361)	(42,814)
Core funds from operations attributable to common stockholders and unitholders	$264,534	$254,683
Core FFO per share-diluted	$3.97	$3.83	3.7%
Weighted average number of shares outstanding diluted (7)	66,656,852	66,470,819

(1)	Refer to page S-17.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)	The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three months ended March 31, 2025 was $0.1 million.
(3)	Represents tax related to net unrealized gains or losses on technology co-investments.
(4)	Represents the Company’s share of co-investment income or loss from technology co-investments.
(5)	Includes political advocacy costs of $0.1 million and $1.9 million for the three months ended March 31, 2025 and 2024, respectively.
(6)
During the three months ended March 31, 2024, the Company settled two lawsuits related to construction defects at two communities and received cash recoveries of $42.5 million. The Company determined that all uncertainties were resolved upon receipt of cash and recorded a gain which was excluded from Core FFO. There were no material gains from legal settlements during the three months ended March 31, 2025.

(7)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Consolidated Balance Sheets
(Dollars in thousands)

	March 31, 2025	December 31, 2024
Real estate investments:
Land and land improvements	$3,271,624	$3,246,789
Buildings and improvements	14,505,983	14,342,729
	17,777,607	17,589,518
Less: accumulated depreciation	(6,171,689)	(6,150,618)
	11,605,918	11,438,900
Real estate under development	96,268	52,682
Co-investments	906,686	935,014
Real estate held for sale	112,173	-
	12,721,045	12,426,596
Cash and cash equivalents, including restricted cash	107,862	75,846
Marketable securities	76,013	69,794
Notes and other receivables	133,724	206,706
Operating lease right-of-use assets	53,351	51,556
Prepaid expenses and other assets	94,263	96,861
Total assets	$13,186,258	$12,927,359

Unsecured debt, net	$5,870,662	$5,473,788
Mortgage notes payable, net	919,590	989,884
Lines of credit	-	137,945
Distributions in excess of investments in co-investments	84,295	79,273
Operating lease liabilities	54,149	52,473
Other liabilities	477,611	442,757
Total liabilities	7,406,307	7,176,120
Redeemable noncontrolling interest	34,376	30,849
Equity:
Common stock	6	6
Additional paid-in capital	6,672,346	6,668,047
Distributions in excess of accumulated earnings	(1,117,971)	(1,155,662)
Accumulated other comprehensive income, net	15,620	24,655
Total stockholders' equity	5,570,001	5,537,046
Noncontrolling interest	175,574	183,344
Total equity	5,745,575	5,720,390
Total liabilities and equity	$13,186,258	$12,927,359

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Debt Summary - March 31, 2025
(Dollars in thousands, except in footnotes)
				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
					Unsecured	Secured	Total	Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years

Unsecured Debt, net
Bonds public - fixed rate	$5,600,000	3.6%	6.9	2025 (1)	$500,000	$143,249	$643,249	3.5%	9.4%
Term loan (2)	300,000	4.2%	2.5	2026	450,000	194,405	644,405	3.6%	9.4%
Unamortized discounts and debt				2027 (2)	650,000	84,397	734,397	3.9%	10.8%
issuance costs, net	(29,338)	-	-	2028	450,000	68,332	518,332	2.2%	7.6%
Total unsecured debt, net	5,870,662	3.6%	6.7	2029	500,000	1,456	501,456	4.1%	7.4%
Mortgage Notes Payable, net				2030	550,000	1,592	551,592	3.1%	8.1%
Fixed rate - secured	605,768	4.3%	4.8	2031	600,000	1,740	601,740	2.3%	8.8%
Variable rate - secured (3)	316,552	3.7%	9.2	2032	650,000	1,903	651,903	2.6%	9.6%
Unamortized premiums and debt				2033	-	330,126	330,126	4.9%	4.8%
issuance costs, net	(2,730)	-	-	2034	550,000	2,275	552,275	5.5%	8.1%
Total mortgage notes payable, net	919,590	4.1%	6.3	2035	400,000	2,487	402,487	5.5%	5.9%
Unsecured Lines of Credit				Thereafter	600,000	90,358	690,358	3.6%	10.1%
Line of credit (4)	-	5.3%	N/A	Subtotal	5,900,000	922,320	6,822,320	3.7%	100.0%
Line of credit (5)	-	5.3%	N/A	Debt Issuance Costs	(28,138)	(2,407)	(30,545)	-	-
Total lines of credit	-	5.3%	N/A	(Discounts)/Premiums	(1,200)	(323)	(1,523)	-	-
Total debt, net	$6,790,252	3.7%	6.7	Total	$5,870,662	$919,590	$6,790,252	3.7%	100.0%

Capitalized interest for the three months ended March 31, 2025 was approximately $0.7 million.

(1)	In April 2025, the Company repaid its $500.0 million unsecured notes at maturity.
(2)	The unsecured term loan has a variable interest rate of Adjusted SOFR plus 0.85% and matures in October 2025 with two remaining 12-month extension options, exercisable at the Company’s option. This loan has been swapped to an all-in fixed rate of 4.2% and the swap has a termination date of October 2026.
(3)	$220.6 million of variable rate debt is tax exempt to the note holders. $47.5 million of SOFR-based variable rate debt is swapped at a fixed rate of 2.83% through March 2026.
(4)	This unsecured line of credit facility has a capacity of $1.2 billion, a scheduled maturity date in January 2029 and two 6-month extension options, exercisable at the Company’s option. The underlying interest rate on this line is Adjusted SOFR plus 0.765%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Adjustment feature.
(5)	The unsecured line of credit facility has a capacity of $75 million and a scheduled maturity date in July 2026. The underlying interest rate on this line is Adjusted SOFR plus 0.765%, which is based on a tiered rate structure tied to the Company's corporate ratings and further adjusted by the facility's Sustainability Metric Adjustment feature.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - March 31, 2025
(Dollars and shares in thousands, except per share amounts)
Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,790,252
Common stock and potentially dilutive securities				Debt to Total Assets:	35%	< 65%
Common stock outstanding			64,358
Limited partnership units (1)			2,283	Secured Debt to Total Assets:	5%	< 40%
Options-treasury method			39
Total shares of common stock and potentially dilutive securities			66,680	Interest Coverage:	532%	> 150%

Common stock price per share as of March 31, 2025			$306.57	Unsecured Debt Ratio (2):	286%	> 150%

Total equity capitalization			$20,442,088	Selected Credit Ratios (3)	Actual

Total market capitalization			$27,232,340	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.6

Ratio of debt to total market capitalization			24.9%	Unencumbered NOI to Adjusted Total NOI:	92%

Credit Ratings
Rating Agency	Rating	Outlook
Moody's	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.
Standard & Poor's	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Portfolio Summary by County as of March 31, 2025

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (4)	Consolidated	Unconsolidated Co-investments (4)	Total (4)

Southern California
Los Angeles County	9,288	1,586	-	10,874	$2,673	$2,561	$2,663	15.8%	20.0%	16.1%
Orange County	6,084	265	-	6,349	2,808	2,474	2,801	11.8%	3.4%	11.3%
San Diego County	5,444	443	-	5,887	2,668	3,062	2,684	10.3%	6.3%	10.1%
Ventura County and Other	2,756	373	-	3,129	2,487	3,166	2,536	5.2%	6.9%	5.3%
Total Southern California	23,572	2,667	-	26,239	2,685	2,716	2,687	43.1%	36.6%	42.8%

Northern California
Santa Clara County (5)	9,765	997	-	10,762	3,072	3,030	3,069	20.9%	13.9%	20.5%
Alameda County	4,384	1,328	-	5,712	2,592	2,591	2,592	7.1%	16.7%	7.6%
San Mateo County	2,483	195	543	3,221	3,314	3,790	3,332	4.6%	3.0%	4.5%
Contra Costa County	2,619	-	-	2,619	2,743	-	2,743	5.0%	0.0%	4.7%
San Francisco	1,356	537	-	1,893	2,905	3,311	2,972	2.4%	7.6%	2.7%
Total Northern California	20,607	3,057	543	24,207	2,946	2,919	2,944	40.0%	41.2%	40.0%

Seattle Metro	10,899	1,970	-	12,869	2,233	2,161	2,226	16.9%	22.2%	17.2%

Total	55,078	7,694	543	63,315	$2,693	$2,657	$2,691	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended March 31, 2025, divided by the number of apartment homes as of March 31, 2025.

(2)	Represents the percentage of actual NOI for the quarter ended March 31, 2025. See section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Includes development communities with no rental income.
(4)	At Company's pro rata share.
(5)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q1 '25	Q4 '24	Q3 '24	Q2 '24	Q1 '24

Rental and other property revenues:
Same-property	49,446	$409,147	$402,869	$405,085	$400,433	$395,584
Acquisitions (2)	4,510	34,770	26,772	16,964	12,824	1,598
Non-residential/other, net (3)	1,122	18,560	21,632	26,313	27,036	27,096
Straight-line rent concessions (4)	-	(388)	780	(227)	(511)	(63)
Total rental and other property revenues	55,078	462,089	452,053	448,135	439,782	424,215

Property operating expenses:
Same-property		124,254	120,554	124,051	117,645	119,746
Acquisitions (2)		10,393	7,848	4,870	3,585	479
Non-residential/other, net (3) (5)		3,974	5,310	5,871	5,304	6,273
Total property operating expenses		138,621	133,712	134,792	126,534	126,498

Net operating income (NOI):
Same-property		284,893	282,315	281,034	282,788	275,838
Acquisitions (2)		24,377	18,924	12,094	9,239	1,119
Non-residential/other, net (3)		14,586	16,322	20,442	21,732	20,823
Straight-line rent concessions (4)		(388)	780	(227)	(511)	(63)
Total NOI		$323,468	$318,341	$313,343	$313,248	$297,717

Same-property metrics
Operating margin		70%	70%	69%	71%	70%
Annualized turnover		35%	37%	45%	41%	37%
Financial occupancy		96.3%	95.9%	96.2%	96.2%	96.3%
Delinquency as a % of scheduled rent (6)		0.5%	1.3%	0.7%	1.0%	1.3%
New lease net effective rate growth		1.0%	-1.9%	0.6%	1.6%	0.1%
Renewal net effective rate growth		3.7%	3.8%	3.8%	4.6%	3.9%
Blended net effective rate growth		2.8%	1.6%	2.5%	3.4%	2.2%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2024.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria and two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total Rental and Other Property Revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)
In the fourth quarter of 2024, the Company recorded a non-cash charge to fully eliminate its remaining $2.8 million residential accounts receivable balance. Excluding this adjustment, reported delinquency would have been 0.6% for the fourth quarter of 2024. There were no non-cash charges recorded for all other periods, accordingly, the delinquency in those periods are reported on a cash basis.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Same-Property Revenue Results by County - First Quarter 2025 vs. First Quarter 2024 and Fourth Quarter 2024
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q1 '25 % of Actual NOI	Q1 '25	Q1 '24	% Change	Q1 '25	Q1 '24	% Change	Q1 '25	Q1 '24	% Change	Q4 '24	% Change

Southern California
Los Angeles County	9,288	17.6%	$2,673	$2,658	0.6%	95.3%	95.5%	-0.2%	$75,770	$72,769	4.1%	$73,872	2.6%
Orange County	4,523	9.7%	2,704	2,610	3.6%	96.1%	96.6%	-0.5%	37,340	36,043	3.6%	36,788	1.5%
San Diego County	4,588	9.7%	2,692	2,606	3.3%	95.8%	96.6%	-0.8%	37,743	36,713	2.8%	37,734	0.0%
Ventura County	2,255	4.7%	2,465	2,366	4.2%	97.1%	96.7%	0.4%	17,570	16,703	5.2%	17,272	1.7%
Total Southern California	20,654	41.7%	2,661	2,604	2.2%	95.8%	96.1%	-0.3%	168,423	162,228	3.8%	165,666	1.7%

Northern California
Santa Clara County	8,653	20.6%	3,053	2,977	2.6%	96.7%	96.7%	0.0%	81,480	78,893	3.3%	80,007	1.8%
Alameda County	3,959	7.3%	2,578	2,590	-0.5%	96.5%	95.4%	1.2%	31,918	31,161	2.4%	31,666	0.8%
San Mateo County	1,864	4.4%	3,235	3,178	1.8%	97.4%	95.8%	1.7%	18,947	18,004	5.2%	18,455	2.7%
Contra Costa County	2,619	5.6%	2,743	2,701	1.6%	96.8%	96.3%	0.5%	22,408	21,735	3.1%	22,048	1.6%
San Francisco	1,356	2.6%	2,905	2,867	1.3%	96.9%	95.2%	1.8%	12,561	11,779	6.6%	12,335	1.8%
Total Northern California	18,451	40.5%	2,914	2,867	1.6%	96.8%	96.2%	0.6%	167,314	161,572	3.6%	164,511	1.7%

Seattle Metro	10,341	17.8%	2,239	2,171	3.1%	96.3%	97.0%	-0.7%	73,410	71,784	2.3%	72,692	1.0%

Total Same-Property	49,446	100.0%	$2,667	$2,612	2.1%	96.3%	96.3%	0.0%	$409,147	$395,584	3.4%	$402,869	1.6%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Same-Property Operating Expenses - Quarter to Date as of March 31, 2025 and 2024
(Dollars in thousands)

Based on 49,446 apartment homes

	Q1 '25	Q1 '24	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$46,299	$44,077	5.0%	37.3%
Utilities	26,234	24,371	7.6%	21.1%
Personnel costs	23,248	22,609	2.8%	18.7%
Maintenance and repairs	12,949	13,631	-5.0%	10.4%
Administrative	6,854	6,815	0.6%	5.5%
Insurance and other	8,670	8,243	5.2%	7.0%
Total same-property operating expenses	$124,254	$119,746	3.8%	100.0%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Development Pipeline - March 31, 2025
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Cost per Apartment Home (1)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (2)
7 South Linden - South San Francisco, CA	100%	543	-	$52	$259	$311	$573	Q1 2025	Q2 2028	Q1 2030
Total Development Projects - Consolidated		543	-	52	259	311	573

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	44	-	44
Total Development Pipeline - Consolidated		543	-	$96	$259	$355

(1)	Net of the estimated allocation to the retail component of the project, as applicable.
(2)	For the first quarter of 2025, the Company's cost includes $0.6 million of capitalized interest and $0.5 million of capitalized overhead.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Capital Expenditures - March 31, 2025 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q1 '25	Trailing 4 Quarters

Same-property portfolio	$12,126	$65,443
Non-same property portfolio	1,517	6,945
Total revenue generating capital expenditures	$13,643	$72,388

Number of same-property interior renovations	760	2,325
Number of total consolidated interior renovations	826	2,481

Non-Revenue Generating Capital Expenditures (3)	Q1 '25	Trailing 4 Quarters

Non-revenue generating capital expenditures	$27,397	$116,931
Average apartment homes in quarter	54,771	53,945
Capital expenditures per apartment home	$500	$2,168

(1)	The Company incurred $0.1 million of capitalized interest, $5.0 million of capitalized overhead and less than $0.1 million of co-investment fees related to redevelopment in Q1 2025.
(2)	Represents revenue generating or expense saving expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities and certain sustainability initiatives.
(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.
Co-investments and Preferred Equity Investments - March 31, 2025
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended March 31, 2025

Operating and Other Non-Consolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2)	54%	5,976	$2,175,745	$1,376,205	$136,905	3.3%	1.7	$30,201
BEX IV, 500 Folsom	50%	732	616,372	176,400	143,953	3.5%	21.2	5,680
Other (3)	53%	986	385,292	291,476	88,470	3.7%	12.3	5,400
Total Operating and Other Non-Consolidated Joint Ventures		7,694	$3,177,409	$1,844,081	$369,328	3.4%	5.2	$41,281

								Essex Portion of NOI and Expenses
NOI								$22,528
Depreciation								(14,378)
Interest expense and other, net								(8,452)
Equity income from non-core co-investments								1,716
Net income from operating and other co-investments								$1,414

						Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments								$11,795
Preferred Equity Investments (4)					$453,063	9.4%	1.6	$11,795

Total Co-investments					$822,391			$13,209

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)	As of March 31, 2025, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $82.0 million due to distributions received in excess of the Company's investment.
(3)
As of March 31, 2025, the Company’s investment in Expo was classified as a liability of $2.3 million due to distributions received in excess of the Company's investment. The weighted average Essex ownership percentage excludes our investments in non-core technology co-investments which are carried at fair value.

(4)	As of March 31, 2025, the Company is invested in 17 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of March 31, 2025
(Dollars in thousands, except for average monthly rent)

Acquisitions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)	Average Monthly Rent

The Plaza	Foster City, CA	307	2013	100%	EPLP	Jan-25	$161,375	$512	$3,310
One Hundred Grand (2)	Foster City, CA	166	2016	N/A	EPLP	Feb-25	105,250	615	3,881
ROEN Menlo Park	Menlo Park, CA	146	2017	100%	EPLP	Feb-25	78,750	539	3,647
	Q1 2025	619					$345,375	$546

	2025 Total	619					$345,375	$546

Dispositions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)

Highridge (2)	Rancho Palos Verdes, CA	255	1972	N/A	EPLP	Feb-25	$127,000	$498
	Q1 2025	255					$127,000	$498

	2025 Total	255					$127,000	$498

(1)	Price per apartment home excludes value allocated to retail space.
(2)
The noncontrolling members’ ownership interest in Highridge, a community owned by consolidated DownREIT entities prior to its disposition, were transferred to One Hundred Grand pursuant to the like-kind exchange rules under Section 1031 of the Internal Revenue Code of 1986, as amended.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Assumptions for 2025 FFO Guidance Range
(Dollars in thousands,except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.
	Three Months Ended	2025 Full-Year Guidance Range
	March 31, 2025 (1)	Low End	High End	Comments about 2025 Full-Year Guidance

Total NOI from Consolidated Communities	$323,468	$1,293,000	$1,320,000	Includes a range of same-property NOI growth of 1.4% to 4.0%.

Management Fees	2,494	8,800	9,800

Interest Expense
Interest expense, before capitalized interest	(62,237)	(253,300)	(250,200)
Interest capitalized	705	3,200	4,200
Net interest expense	(61,532)	(250,100)	(246,000)
Recurring Income and Expenses
Interest and other income	4,016	16,400	17,400
FFO from co-investments	25,871	88,100	92,100
General and administrative	(15,016)	(60,000)	(64,000)
Corporate-level property management expenses	(12,332)	(48,000)	(49,000)
Non-controlling interest	(2,435)	(10,300)	(9,300)
Total recurring income and expenses	104	(13,800)	(12,800)
Non-Core Income and Expenses
Expensed acquisition and investment related costs	-	-	-
Tax benefit on unconsolidated co-investments	163	163	163
Realized and unrealized gains on marketable securities, net	(91)	(91)	(91)
Provision for credit losses	3	3	3
Equity income from non-core co-investments	1,716	1,716	1,716
Loss on early retirement of debt	(762)	(762)	(762)
Co-investment promote income	-	-	-
General and administrative and other, net	(1,276)	(1,276)	(1,276)
Insurance reimbursements, legal settlements, and other, net	361	361	361
Total non-core income and expenses	114	114	114
Funds from Operations (2)	$264,648	$1,038,014	$1,071,114

Funds from Operations per diluted Share	$3.97	$15.56	$16.06

% Change - Funds from Operations	-13.7%	-2.7%	0.4%

Core Funds from Operations (excludes non-core items)	$264,534	$1,037,900	$1,071,000

Core Funds from Operations per diluted Share	$3.97	$15.56	$16.06

% Change - Core Funds from Operations	3.7%	-0.3%	2.9%

EPS - Diluted	$3.16	$9.19	$9.69

Weighted average shares outstanding - FFO calculation	66,657	66,700	66,700

(1)	All non-core items are excluded from the 2025 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2025 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-15 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2025 Guidance Range (1)
	Three Months
	Ended March 31,	2nd Quarter 2025		Full-Year 2025
	2025	Low	High	Low	High

EPS - diluted	$3.16	$3.30	$3.42	$9.19	$9.69
Conversion from GAAP share count	(0.11)	(0.12)	(0.12)	(0.33)	(0.33)
Depreciation and amortization	2.49	2.48	2.48	9.93	9.93
Noncontrolling interest related to Operating Partnership units	0.11	0.11	0.11	0.31	0.31
Gain on sale of real estate and land	(1.67)	(1.87)	(1.87)	(3.54)	(3.54)
Gain on remeasurement of co-investment	(0.01)	-	-	-	-
FFO per share - diluted	$3.97	$3.90	$4.02	$15.56	$16.06

Expensed acquisition and investment related costs	-	-	-	-	-
Tax benefit on unconsolidated co-investments	-	-	-	-	-
Realized and unrealized gains on marketable securities, net	-	-	-	-	-
Provision for credit losses	-	-	-	-	-
Equity income from non-core co-investments	(0.03)	-	-	(0.03)	(0.03)
Loss on early retirement of debt	0.01	-	-	0.01	0.01
Co-investment promote income	-	-	-	-	-
General and administrative and other, net	0.02	-	-	0.02	0.02
Insurance reimbursements, legal settlements, and other, net	-	-	-	-	-
Core FFO per share - diluted	$3.97	$3.90	$4.02	$15.56	$16.06

(1)
2025 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-15.1

ESSEX PROPERTY TRUST, INC. MSA Level Supply Forecast: 2024A – 2025E Residential Supply Forecast (1) 2024A 2025E Market Total MF/SF Supply Total Supply as a % of Stock Multifamily Supply Total MF/SF Supply Total Supply as a % of Stock Los Angeles 16,900 0.5% 8,900 15,300 0.4% Orange County 4,100 0.4% 1,800 4,300 0.4% San Diego 6,900 0.6% 5,100 7,900 0.6% Ventura 1,100 0.4% 300 600 0.2% Southern California 29,000 0.5% 16,100 28,100 0.4% San Francisco 2,300 0.3% 1,300 1,700 0.2% Oakland 4,000 0.4% 1,200 3,200 0.3% San Jose 4,400 0.6% 3,800 5,800 0.8% Northern California 10,700 0.4% 6,300 10,700 0.4% Seattle 14,600 1.1% 10,200 14,300 1.0% Total 54,300 0.5% 32,600 53,100 0.5% Data based on Essex Data Analytics forecasts and third-party projections. (1) Residential Suppy: Total supply includes the Company's estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflectthe anticipat impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("Nareit”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended March 31, 2025

Net income available to common stockholders	$203,110
Adjustments:
Net income attributable to noncontrolling interest	9,668
Interest expense, net (1)	61,532
Depreciation and amortization	151,287
Income tax provision	89
Gain on sale of real estate and land	(111,030)
Gain on remeasurement of co-investment	(330)
Co-investment EBITDAre adjustments	22,683
EBITDAre	337,009

Realized and unrealized losses on marketable securities, net	91
Provision for credit losses	(3)
Equity income from non-core co-investments	(1,716)
Tax benefit (expense) on unconsolidated co-investments	(163)
General and administrative and other, net	1,276
Insurance reimbursements, legal settlements, and other, net	(361)
Loss on early retirement of debt	762
Adjusted EBITDAre	$336,895

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Annualized Turnover

Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.

Financial Occupancy

Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

New Lease Net Effective Rate Growth and Renewal Net Effective Rate Growth

New lease net effective rate growth and renewal net effective rate growth represent the percentage change in similar term lease tradeouts, including the impact of leasing incentives.

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by Nareit, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of FFO and Core FFO per diluted share are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

	Three Months Ended
(Dollars in thousands)	March 31, 2025	March 31, 2024

Interest expense	$62,732	$55,933
Adjustments:
Total return swap income	(1,200)	(796)
Interest expense, net	$61,532	$55,137

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	March 31, 2025

Total consolidated debt, net	$6,790,252
Total debt from co-investments at pro rata share	1,006,679
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	32,068
Pro rata co-investments unamortized premiums, discounts,
and debt issuance costs	3,606
Consolidated cash and cash equivalents-unrestricted	(98,735)
Pro rata co-investment cash and cash equivalents-unrestricted	(39,127)
Marketable securities	(76,013)
Net Indebtedness	$7,618,730

Adjusted EBITDAre, annualized (1)	$1,347,580
Other EBITDAre normalization adjustments, net, annualized (2)	3,996
Adjusted EBITDAre, normalized and annualized	$1,351,576

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.6

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended
(Dollars in thousands)	March 31, 2025	March 31, 2024

Earnings from operations	$257,081	$132,359
Adjustments:
Corporate-level property management expenses	12,332	11,099
Depreciation and amortization	151,287	139,733
Management and other fees from affiliates	(2,494)	(2,713)
General and administrative	16,292	17,171
Expensed acquisition and investment related costs	-	68
Gain on sale of real estate and land	(111,030)	-
NOI	323,468	297,717
Less: Non-same property NOI	(38,575)	(21,879)
Same-Property NOI	$284,893	$275,838

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

ESSEX  PROPERTY  TRUST, INC.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated February 18, 2025, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company's Form 8-K, filed on February 18, 2025. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Same-Property Revenue Growth with Concessions on a GAAP basis

	Three Months Ended
(Dollars in millions)	March 31, 2025	March 31, 2024
Reported rental revenue (1)	$409.2	$395.6
Straight-line rent impact to rental revenue	(0.5)	(0.1)
GAAP rental revenue	$408.7	$395.5

% change - reported rental revenue	3.4%
% change - GAAP rental revenue	3.3%

(1)	Same-property rental revenue reflects concessions on a cash basis.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended March 31, 2025, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended March 31, 2025 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q1 '25 (1)

NOI	$1,293,872
Adjustments:
Pro forma NOI from real estate assets sold and/or acquired	4,293
Other, net (2)	(3,141)
Adjusted Total NOI	1,295,024
Less: Encumbered NOI	(99,901)
Unencumbered NOI	$1,195,123

Encumbered NOI	$99,901
Unencumbered NOI	1,195,123
Adjusted Total NOI	$1,295,024

Unencumbered NOI to Adjusted Total NOI	92%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4